Exhibit 23.1

HOOGENDOORN VELLMER
Chartered Accountants

406-655 Granville Street
Vancouver, British Columbia
Canada V6C 1T1
Phone (604) 687-3773
Facsimile (604) 936-0374

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Dravco Mining Inc. (formerly Dundee Mining Inc.)
101-1865 Dilworth Drive
Kelowna, B.C. Canada
V1Y 9T1

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our Independent Auditor's Report dated January 15, 2003 relating to the financial statements of Dravco Mining Inc. at December 2002 and 2001 which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We also hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our Independent Accountant's Report dated July 24, 2003 relating to the unaudited financial statements of Dravco Mining Inc. at June 30, 2003 which is contained in this Prospectus. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We further consent to the reference to ourselves under the caption "Experts".

Vancouver, Canada August 26, 2003	/s/ Hoogendoorn Vellmer Chartered Accountants